Exhibit 10.1

RDA HOLDING CO.

2010 EQUITY INCENTIVE PLAN

ARTICLE I
PURPOSE

Purpose of the Plan.  The Plan shall be known as the RDA Holding Co. 2010 Equity Incentive Plan (the “Plan”).  The Plan is intended to expand the value of the enterprise by recruiting, retaining and incenting the most critical employees, Members of the Board and Independent Contractors of RDA Holding Co. (the “Company”) and its Subsidiaries to participate in the long-term growth and financial success of the Company through Share ownership.  The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards, cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above.

ARTICLE II
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“1934 Act” means the Securities Exchange Act of 1934, as amended.  Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) directly or indirectly controlling or controlled by the Company.

“Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards, cash payments and such other forms as the Committee in its discretion deems appropriate.

“Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.

“Base Price” means the price at which a SAR may be exercised with respect to a Share.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Cause” means with respect to a Participant’s Termination from and after the date hereof, the following: (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (a) willful misconduct or gross negligence of the Participant in the performance of his or her duties to the Company or any of its Subsidiaries that has or could reasonably be expected to have an adverse effect on the Company or any of its Subsidiaries; (b) willful failure to perform his or her duties to the Company of any of its Subsidiaries or to follow the lawful directions of the Company’s Board or any executive to which the Participant reports (other than as a result of death or Disability); (c) indictment for, conviction of, or pleading guilty or nolo contendere to, a felony or any crime involving moral turpitude; (d) failure to cooperate in any audit or investigation of the business or financial practices of the Company or any of its Subsidiaries; (e) performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the property of the Company or any of its Subsidiaries; or (f) breach of any agreement with the Company of any of its Subsidiaries or a violation of the Company’s and any of its Subsidiaries’ code of conduct or other written policy; provided, that in each case no such determination may be made until the Participant has been given written notice detailing the specific Cause event and a period of twenty (20) days following receipt of such notice to cure such event (if susceptible to cure) to the satisfaction of the Company or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable law.

“Change in Control” means the occurrence of any one or more of the following events:

(a)                                  any “person” or “group” as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(b)                                 during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d) of this definition of “Change in Control” or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)                                  a merger or consolidation of the Company or a direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (or the ultimate parent company of the Company or such surviving entity); provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subparagraph (a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(d)                                 the consummation of a sale or disposition of all or substantially all of the assets of the Company and its direct and indirect subsidiaries (on a consolidated basis) immediately prior to such transaction, other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

For purposes of prongs (a), (c) and (d) above, a person or group of persons shall be deemed to beneficially own more than 50% of the combined voting power of the Company’s then outstanding securities if such person or group beneficially owns more than 50% of either (i) the combined voting power of Company’s outstanding securities then entitled to vote in the election of directors or (ii) the combined voting power of all the Company’s outstanding securities taking into account for this purpose any securities that are convertible into voting securities on an as-converted basis.  Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, for purposes of settlement and distribution of the Award, an event shall not be considered to be a Change in Control under the Plan unless such event is also a change in control event within the meaning of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means the Compensation Committee of the Board.

“Disability” means (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “disability” (or words of like import)), a permanent and total disability as defined in Section 22(e)(3) of the Code, provided that a Disability shall only be deemed to occur at the time of the determination by the Committee (or its designee) of the Disability; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words of like import), “disability” as defined under such agreement.  Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code and that are distributed or settled upon the occurrence of a Disability, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i).

“Eligible Individual” means any of the following individuals who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein:  (a) any Member of the Board, officer or Employee of the Company or a Subsidiary of the Company, (b) any individual to whom the Company, or a Subsidiary of the Company, has extended a formal offer of employment, so long as the grant of any Award shall not become effective until the individual commences employment or (c) any Independent Contractor or advisor of the Company or a Subsidiary.

“Employee” means an employee of the Company or a Subsidiary.  Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.

“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

“Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are readily traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there was no reported transaction for such date, the opening transaction price as reported by the exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share on the date as of which such value is being determined, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Board determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Board, in its sole discretion, on a good faith basis, without taking into account any lack of liquidity, marketability or minority interest discounts.  If the Participant objects to the Board’s determination of Fair Market Value pursuant to clause (c) above, the Company shall retain a nationally recognized firm experienced in the valuation of private companies (the “Independent Valuator”) to determine Fair Market Value.  If the Independent Valuator’s determination of Fair Market Value is 110% or less than the Fair Market Value as determined by the Board, then the Board’s determination of Fair Market Value shall govern and the Participant will pay the cost of the Independent Valuator.  If the Fair Market Value, as determined pursuant to the process described above, is 110% or more of the Fair Market Value originally determined by the Board, then the Independent Valuator’s determination of Fair Market Value shall govern and the Company will pay the cost of the Independent Valuator.

“Grant Date” means the date that the Award is granted.

“Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws (including all such relationships arising because of legal adoption) and any other person required under applicable law to be accorded a status identical to any of the foregoing.

“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

“Independent Contractor” means any natural person who is an independent contractor or consultant of the Company or a Subsidiary.  Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer to become an independent contractor or consultant by the Company or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence his or her duties by a date established by the Committee.

“Member of the Board” means an individual who is a member of the Board or of the board of directors of a Subsidiary.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to Article VII.

“Participant” means an Employee, Independent Contractor, or Member of the Board with respect to whom an Award has been granted and remains outstanding.

“Performance Award” means an Award granted to a Participant pursuant to Article X hereof contingent upon achieving certain Performance Goals.

“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

“Period of Restriction” means the period during which Awards are subject to forfeiture and/or restrictions on transferability.

“Restricted Stock” means a Stock Award granted pursuant to Article VIII under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

“Restricted Stock Unit” or “RSU” means a Stock Award granted pursuant to Article VIII subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.

“Share” means the Company’s common shares, or any security issued by the Company or any successor in exchange or in substitution therefore.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article IX, granted alone or in tandem with a related Option which is designated by the Committee as a SAR.

“Stock Award” means an Award of Restricted Stock or an RSU pursuant to Article VIII.

“Subsidiary” means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that person or a combination thereof.  For purposes hereof, person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Ten Percent Holder” means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns shares representing more than ten percent of the voting power of all classes of securities of the Company.

“Termination” means (i) in the case of an Employee: (a) a termination of employment of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be a Subsidiary, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Subsidiary at the time the entity ceases to be a Subsidiary; (ii) in the case of a Consultant: (x) that the Consultant is no longer acting as a consultant to the Company or a Subsidiary; or (y) when an entity which is retaining a Participant as a Consultant ceases to be a Subsidiary unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Subsidiary at the time the entity ceases to be a Subsidiary; or (iii) in the case of a Member of the Board, that individual Director has ceased to be a Member of the Board.  Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination thereafter.

Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code and are settled or distributed upon a “Termination,” the foregoing definition shall only apply to the extent the applicable event would also constitute a “separation from service” under Code Section 409A

“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III
ADMINISTRATION

3.1                                 The Committee.  The Plan shall be administered by the Committee.  The Committee shall consist of one (1) or more Members of the Board and may consist of the entire Board.  Unless otherwise determined by the Board, the Committee shall be the Compensation Committee.

3.2                                 Authority and Action of the Committee.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the full and final authority in its discretion to (a) determine which Eligible Individuals shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements (and any other instrument relating to the Plan), (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by Eligible Individuals, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting of any Award, (i) extend the period during which an Option or SAR may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.  A majority of the Committee shall constitute a quorum.  The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3                                 Delegation by the Committee.

3.3.1                        The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company (which officers may further delegate such responsibilities); provided, however, that the Committee (or the officers) may not delegate its authority or power if prohibited by applicable law.

3.3.2                        The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

3.4                                 Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board and any person designated pursuant to Section 3.3.1, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Notice of Articles or Articles of the Company, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

3.5                                 Decisions Binding.  All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

4.1                                 Number of Shares.  Subject to adjustment as provided in Section 4.3, the number of Shares available for delivery pursuant to Awards granted under the Plan shall be 2,380,816 Shares.  Shares awarded under the Plan may be authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof.  To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1.  The maximum number of Shares with respect to which Incentive Stock Options may be granted shall be 2,380,816.  No more than 33% of the Shares reserved for issuance hereunder shall, in the aggregate, be granted in the form of Restricted Stock.

4.2                                 Lapsed Awards.  To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, (ii) the withholding of such Shares in satisfaction of applicable federal, state or local taxes or (iii) of the settlement of all or a portion of such Award in cash, then such Shares shall again be available under this Plan.

4.3                                 Changes in Capital Structure.  Unless otherwise provided in the Award Agreement, in the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares, the Board shall, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

4.3.1                        If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of Shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event.  Notwithstanding anything to the contrary in the Plan, if a Change in Control occurs, with respect to clauses (a), (c) and (d) of such definition only, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Change in Control and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount equal that the Committee, in its sole discretion, and in good faith, determines to be the equivalent value of such Award (e.g., in the case of an Option or SAR, the amount of the spread), it being understood that the equivalent value of an Option or SAR with an exercise price greater than or equal to the fair market value of the underlying Shares shall be $0.

4.3.2                        Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.  Any actions or determinations of the Committee under this Section 4.3 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

4.4                                 Minimum Purchase Price.  Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Shares are issued under this Plan, such Shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V
EFFECTIVE DATE

The Plan has been adopted on April 20, 2010 (the “Effective Date”), subject, only in the case of the ability to grant ISOs, to the approval of the shareholders of the Company.

ARTICLE VI
GENERAL REQUIREMENTS FOR AWARDS

6.1                                 Awards Under the Plan.  Awards under the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards, cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above.  No fractional Shares shall be issued under the Plan nor shall any right be exercised under the Plan with respect to a fractional Share.

6.2                                 General Eligibility.  All Eligible Individuals are eligible to be granted Awards, subject to the terms and conditions of this Plan.  Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.

6.3                                 Incentive Stock Options.  Notwithstanding anything herein to the contrary, only eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

ARTICLE VII
STOCK OPTIONS

7.1                                 Grant of Options.  Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.  An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten (10) years after the earlier of (i) the Effective Date or (ii) the date this Plan is approved by the Company’s shareholders.

7.2                                 Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, the conditions under which such Options shall become vested, and such other terms and conditions as the Committee, in its discretion, shall determine.  The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option.  Notwithstanding any such designation, to the extent that the aggregate fair market value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the

Code) exceeds $100,000, such Options shall constitute Non-Qualified Stock Options.  For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

7.3                                 Exercise Price.  Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than one hundred and ten percent (110%) of the fair market value of a Share on the Grant Date.  If and to the extent that an Option by its terms purports to be granted at a price lower than that permitted by the Plan, such Option shall be deemed for all purposes to have been granted at the lowest price that would have in fact have been permitted by the Plan at the time of grant.

7.4                                 Expiration Dates.  Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth (10th) anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth (5th) anniversary of its Grant Date.

7.5                                 Exercisability of Options.  Subject to Section 7.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion.  The exercise of an Option is contingent upon payment by the optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency.  Such payment may be in any form approved by the Committee.

7.6                                 Method of Exercise.  Options shall be exercised in whole or in part by the Participant’s delivery of a written notice of exercise to the General Counsel and the Treasurer of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency.  The Exercise Price shall be payable to the Company in full in cash or its equivalent and no Shares resulting from the exercise of an Option shall be issued until full payment therefore has been made.  The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.  As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (or the equivalent if such Shares are held in book entry form) for such Shares with respect to which the Option is exercised.

7.7                                 Early Exercise.  The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option and such Shares shall be subject to the provisions of Article VIII and treated as Restricted Stock.  Any unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

7.8                                 Restrictions on Share Transferability.  Incentive Stock Options are not transferable, except by will or the laws of descent.  The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

7.9                                 Cashing Out of Option.  Unless otherwise provided in the Award Agreement, on receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the optionee an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the option price times the number of Shares for which the Option is being exercised on the effective date of such cash-out.

7.10                           Certain Powers.  Notwithstanding anything herein to the contrary, unless otherwise provided in the Award Agreement, the Committee may, at its sole and absolute discretion, (i) lower the strike price of an Option after it is granted, or take any other action with the effect of lowering the strike price of an Option after it is granted or (ii) permit Participants to cancel an Option in exchange for another Award.

7.11                           Incentive Stock Options.  Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

ARTICLE VIII
STOCK AWARDS

8.1                                 Grant of Stock Awards.  Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.  Stock Awards may be issued either alone or in addition to other Awards granted under the Plan.

8.2                                 Stock Award Agreement.  Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares, the Period of Restriction applicable to a Restricted Stock Award or RSU Award, the vesting conditions to which the Stock Award is subject and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3                                 Acceptance.  Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.  If the Restricted Stock Award Agreement is not so executed, such Award shall be null and void.

8.4                                 Transferability/Share Certificates.  Subject to Section 14.6, Shares subject to a Stock Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction.  During the Period of Restriction, a Restricted Stock Award may be

registered in the holder’s name or a nominee’s name at the discretion of the Company and may bear a legend as described in Section 8.5.2.  Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

8.5                                 Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares subject to a Stock Award as it may deem advisable or appropriate.

8.5.1                        General Restrictions.  The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

8.5.2                        Legend on Certificates.  The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions.  For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the RDA Holding Co. 2010 Equity Incentive Plan (the “Plan”), and in a Restricted Stock Award Agreement (as defined by the Plan).  A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Chief Human Resources Officer of RDA Holding Co.”

8.6                                 Removal of Restrictions.  Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

8.7                                 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

8.8                                 Dividends and Other Distributions.  Unless otherwise provided in the Award Agreement, Participants shall be entitled to receive all dividends and other distributions paid with respect to Stock Awards provided, that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Stock Awards and shall be paid at the time the Stock Award becomes vested.  If any dividends or distributions are paid in Shares, such Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Stock Awards with respect to which they were paid.

ARTICLE IX
STOCK APPRECIATION RIGHTS

9.1                                 Grant of SARs.  Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion.

9.2                                 Base Price and Other Terms.  The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan.  Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

9.3                                 SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price (which shall not be less than one hundred percent (100%) of the fair market value of a Share on the Grant Date), the term of the SAR, the vesting conditions of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4                                 Expiration Dates.  Each SAR shall terminate no later than the tenth (10th) anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

9.5                                 Exercisability.

9.5.1                        Method of Exercise.  Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the General Counsel of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request.

9.5.2                        Tandem SARs.  Tandem SARs (i.e., SARs issued in tandem with Options) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Article VII.  The related Options which have been surrendered by the exercise of a tandem SAR, in whole or in part, shall no longer be exercisable to the extent the related tandem SARs have been exercised.

9.5.3                        Discretionary Limitations.  If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.  Unless otherwise set forth in an Award Agreement or determined by the Committee, in the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of

Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

9.6                                 Payment.  Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR by (ii) the number of Shares with respect to which the SAR is exercised.

9.7                                 Payment Upon Exercise of SAR.  Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

ARTICLE X
PERFORMANCE AWARDS

10.1                           General.  The Committee may grant a Performance Award to the Participant, payable in any form described in Section 6.1, upon the attainment of specific Performance Goals.  If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII.  If the Performance Award is payable in cash, it may be paid upon attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such Shares), as determined by the Committee, in its sole and absolute discretion.  Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.  Performance Awards granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement.

10.2                           Performance Goals.  Unless otherwise prohibited by applicable law, the Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals.  Such Performance Goals are to be specified in the relevant Award Agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share (basic and diluted), (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow (including, without limitation, operating cash flow, free cash flow, discounted cash flow, return on investment and cash flow in excess of cost of capital), (j) earnings before interest, taxes, depreciation and amortization, (k) earnings before interest and taxes, (l) sales, (m) total stockholder return relative to assets, (n) total stockholder return relative to peers, (o) financial returns (including, without limitation, return on assets, return on net assets, return on equity and return on investment), (p) cost reduction targets, (q) customer satisfaction, (r) customer growth, (s) employee satisfaction, (t) gross margin, (u) revenue growth, (v) market share, (w) book value per share, (x) expenses and expense ratio management, (y) system-wide sales or system-wide sales growth, (z) traffic or customer counts, (aa) new product sales, (bb) any combination of the foregoing or (cc) such other criteria as the Committee may determine.  Performance Goals may be in respect of the performance of the

Company, any of its Subsidiaries or Affiliates or any combination thereof on either a consolidated, business unit or divisional level.  Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.  Multiple Performance Goals may be established and may have the same or different weighting.

10.3                           Additional Criteria.  The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures.  Any such performance criterion or combination of such criteria may apply to the Participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

10.4                           Adjustment to Performance Goals.  At any time prior to payment of an Award, the Committee may adjust previously established Performance Goals and other terms and conditions of the Award to reflect major unforeseen events, including, without limitation, changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items.

10.5                           Value, Form and Payment of Performance Award.  The Committee will establish the value or range of value of the Performance Award, the form in which the Award will be paid, and the date(s) and timing of payment of the Award.  The Participant will be entitled to receive the Performance Award only upon the attainment of the Performance Goals and such other criteria as may be prescribed by the Committee during the Performance Period.

ARTICLE XI
PARTICIPANT TERMINATION

11.1                           Unless otherwise provided in the applicable Award Agreement or as determined by the Company, Options or SARs that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.  Unless otherwise provided in the applicable Award Agreement or as determined by the Company, upon a Participant’s Termination for any reason:  (i) during the relevant Restriction Period, all Stock Awards still subject to restriction shall be forfeited; and (ii) any unvested Performance Award shall be forfeited.

ARTICLE XII
CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, in the event of a Change in Control, unless the right to accelerated vesting, the lapse of restrictions or risks of forfeiture, or accelerated delivery or receipt of cash provided for herein is waived or deferred by a Participant and the Company by written notice prior to the Change in Control, all restrictions and risks of forfeiture on Awards (other than those imposed by law or regulation) shall lapse, and all deferral or vesting periods relating to Awards shall immediately expire.  In the event of a Change in Control, the Board can unilaterally implement or negotiate a procedure with any party to the Change in Control pursuant to which all Participants’ unexercised Options may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the Exercise Price.

ARTICLE XIII
AMENDMENT, TERMINATION AND DURATION

13.1                           Amendment, Suspension or Termination.  The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code and the rules of the applicable securities exchange; provided, however, the Board may amend the Plan and any Award Agreement without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code.  Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant.  Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code.  The Company intends to administer the Plan and all Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse Participant for any liability incurred as a result of Code Section 409A.  No Award may be granted during any period of suspension or after termination of the Plan.

13.2                           Duration of the Plan.  The Plan shall, subject to Section 13.1, terminate ten (10) years after adoption, unless earlier terminated by the Board and no further Awards shall be granted under the Plan.  The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE XIV
MISCELLANEOUS

14.1                           No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason and with or without cause.

14.2                           Participation.  No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.  The Committee’s determination under the Plan (including, without limitation, determination of the eligible Employees who shall be granted Awards, the form, amount and timing of such Awards, the terms and provisions of Awards and the Awards Agreements and the establishment of Performance Goals) need not be uniform and may be made by it selectively among eligible Employees who receive or are eligible to receive Awards under the Plan, whether or not such eligible Employees are similarly situated.

14.3                           Unfunded Status.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant by the Company, nothing set forth herein shall give any Participant any rights that are greater than those of a general creditor of the Company.  In its sole and absolute discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.4                           Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

14.5                           Beneficiary Designations.  Subject to the restrictions in Section 14.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death.  For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant.  Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee.  In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

14.6                           Nontransferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement or as determined by the Committee, a Participant may transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards.  All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.

14.7                           No Rights as Shareholder.  Except to the limited extent provided in Sections 8.7 and 8.8, no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares, if any, or in the event the Shares are non-certificate, such other method of recording beneficial ownership, shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

14.8                           Withholding.

14.8.1                  General.  As a condition to the settlement of any Award hereunder, a Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll, reducing the number of Shares otherwise deliverable or delivering Share already owned), an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Award.  Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Shares.

14.8.2                  Withholding Arrangements.  The Committee or the Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) paying cash, (b) having the Company withhold otherwise deliverable Shares, (c) delivering to the Company already-owned Shares having a fair market value equal to the tax obligation, or (d) any combination of the foregoing.

14.9                           No Corporate Action Restriction.  The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate.  No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

14.10                     Conditions and Restrictions on Shares.  Each Participant to whom an Award is made under the Plan shall (i) enter into an Award Agreement with the Company that shall contain such provisions consistent with the provisions of the Plan, as may be approved by the Committee and (ii) to the extent the Award is made at a time prior to the date Shares are listed for trading on an established securities exchange, enter into a “Stockholder’s Agreement” or other similar agreement that is substantially similar in all material respect to any stockholder’s agreement entered into by any other employee of the Company or its Subsidiaries in connection with the Award of any equity-based compensation and if deemed necessary or appropriate by the Company, the Participant shall provide other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature, which would permit the Company to cause Participant to become subject to any such agreement.  If the Participant does not satisfy clauses (i) and (ii) above within the time period specified by the Company the Award granted to such Participant shall be null and void and the Participant shall have no further rights thereunder.  Each

Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.  Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder.

14.11                     Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.12                     Severability.  In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

14.13                     Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.14                     Governing Law.  The Plan and all determinations made and actions taken pursuant hereto to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of New York and construed accordingly.

14.15                     Jurisdiction; Waiver of Jury Trial.  Any suit, action or proceeding with respect to this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be brought in any Court in the State of New York, and the Company and each Participant shall submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  The Company and each Participant shall irrevocably waive any objections which he, she or it may have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Plan or any Award Agreement brought in any Court in the State of New York, and shall further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.  The Company and each Participant shall waive any right he, she or it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Plan or any Award Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party to any Award Agreement or relating to this Plan in any way.

14.16                     Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

14.17                     Payments to Minors. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.18                     Section 409A of the Code.  The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participant(s) and not with the Company.

14.19                     Other Benefits.  No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.20                     Costs.  The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Shares pursuant to any Awards hereunder.

14.21                     Award Agreement.  Notwithstanding any other provision of the Plan, to the extent the provisions of any Award Agreement are inconsistent with terms of the Plan and such inconsistency is a result of compliance with laws of the jurisdiction in which the Participant is resident or is related to taxation of such Award in such jurisdiction, the relevant provisions of the particular Award Agreement shall govern.